Exhibit (e)(8)(x)

AMENDMENT NO. 9

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC – CLASS IB SHARES

AMENDMENT NO. 9 to the Amended and Restated Distribution Agreement (“Amendment No. 9”), dated as of January 1, 2008, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the new Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio, Crossings Moderate-Plus Allocation Portfolio and Crossings Aggressive Allocation Portfolio (the “New Portfolios”) to the Agreement on the terms and conditions contained in the Agreement.

2.

Section 5. The following is added to Section 5 of the Agreement: With respect to the New Portfolios, as compensation to AXA Distributors for services rendered and expenses borne as a distributor hereunder, each New Portfolio shall pay AXA Distributors a monthly fee (payable on or before the fifth (5th ) business day of the following month) at a rate equal to 0.10% per annum of the average daily net assets of the New Portfolio attributable to Class IB shares with respect to which AXA distributors provides services and/or assumes expenses under the Class IB Distribution Plan.

3.	Removed Portfolio. The following portfolio of the Trust is hereby deleted in its entirety from the Agreement: EQ/AllianceBernstein Growth and Income Portfolio.

4.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Andrew McMahon
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President and Chief Executive Officer	Title:	Chairman

SCHEDULE A

AMENDMENT NO. 9

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

EQ/AllianceBernstein Common Stock Portfolio
EQ/Alliance Bernstein Intermediate Government Securities Portfolio
EQ/AllianceBernstein International Portfolio
EQ/AllianceBernstein Large Cap Growth Portfolio
EQ/AllianceBernstein Quality Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/Ariel Appreciation II Portfolio
EQ/AXA Rosenberg Value Long/Short Equity Portfolio
EQ/AllianceBernstein Value Portfolio
EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity)
EQ/BlackRock International Value Portfolio (formerly, EQ/Mercury International Value)
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Growth Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Evergreen International Bond Portfolio
EQ/Evergreen Omega Portfolio
EQ/FI Mid Cap Portfolio
EQ/Franklin Income Portfolio
EQ/Franklin Small Cap Value Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio
EQ/International ETF Portfolio
EQ/JPMorgan Core Bond Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Legg Mason Value Equity Portfolio
EQ/Lord Abbett Growth and Income Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Lord Abbett Mid Cap Value Portfolio
EQ/Marsico Focus Portfolio
EQ/Money Market Portfolio
EQ/Mutual Shares Portfolio
EQ/Oppenheimer Global Portfolio
EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/Small Company Index Portfolio
EQ/Templeton Growth Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Van Kampen Real Estate Portfolio
MarketPLUS International Core Portfolio (formerly, EQ/Capital Guardian International Portfolio)
MarketPLUS Large Cap Growth Portfolio (formerly, EQ/MFS Emerging Growth Companies Portfolio)
MarketPLUS Large Cap Core Portfolio (EQ/MFS Investors Trust Portfolio)
MarketPLUS Mid Cap Value Portfolio (formerly, EQ/FI Mid Cap Value Portfolio)
Crossings Conservative Allocation Portfolio
Crossings Conservative-Plus Allocation Portfolio
Crossings Moderate Allocation Portfolio
Crossings Moderate-Plus Allocation Portfolio
Crossings Aggressive Allocation Portfolio